                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

    Tampa Electric Company
       Power Engineering & Construction, Inc.
    TECO Diversified, Inc.
       TECO Transport Corporation
            Electro-Coal Transfer Corporation (a Louisiana corporation)
                GC Services Company, Inc.
            Gulfcoast Transit Company
            Mid-South Towing Company
            TECO Towing Company
       TECO Coal Corporation (a Kentucky corporation) Gatliff Coal Company (a
            Kentucky corporation) Rich Mountain Coal Company (a Tennessee corporation) Clintwood Elkhorn Mining Company (a Kentucky corporation) Pike-Letcher Land Company (a Kentucky corporation) Premier Elkhorn Coal Company (a Kentucky corporation)
       TECO Properties Corporation
       TECO Coalbed Methane, Inc. (an Alabama corporation)
    TECO Finance, Inc.
    TECO Investments, Inc.
    TECO Power Services Corporation
       Hardee Power I, Inc.
       Hardee Power II, Inc.
            Hardee Power Partners, Ltd.
       TPS Guatemala One, Inc.
            Tampa Centro Americana de Electricidad, Limitada
              (a Guatemalan Limited Liability Company)
       TPS Operations Company
       TPS Hamakua, Inc.
       TPS Hawaii, Inc.
            Hamakua Energy Partners, L.P. (a Hawaiian Limited Partnership)
       TPS Hamakua Land, Inc.
       TPS International Power, Inc.(a Cayman Islands Limited Liability Company)
            TPS de Ultramar, Ltd. (a Cayman Islands company)
                TPS de Ultramar Guatemala, S.A. (a Guatemalan Company)
            TPS San Jose International, Inc. (a Cayman Islands Company)
    Bosek, Gibson and Associates, Inc.
    Peoples Gas Company
    Suwanee Gas Marketing, Inc.
       TECO Gas Services, Inc.